Exhibit 99.3

FiberSat Global Services, LLC
Balance Sheet
(In thousands)
(Unaudited)

September 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$421
Accounts receivable, net of allowance of $44	49
Prepaids and other current assets	61

Total current assets	531
Property and equipment, net	2,693
Security deposits	4

Total assets	$3,228

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$557
Current portion of notes payable	171
Current portion due to contractor	150
Advances payable	63
Current portion of customer security deposits	82
Current portion of capital leases	773
Deferred revenue	56
Other liabilities	277

Total current liabilities	2,129
Other long term payable	77
Customer security deposits, net of current portion	30
Capital leases, net of current portion	181

Total liabilities	2,417

Members' Equity	811

Total members' equity	811

Total liabilities and members' equity	$3,228

See accompanying notes to financial statements

FiberSat Global Services, LLC
Statement of Operations
(In thousands)
(Unaudited)

For the Nine Months Ended
September 30, 2004
Revenues:	$2,567
Cost of revenues	740

Gross profit	1,827

Operating Expenses:
Selling, general and administrative	981
Depreciation and amortization	548
Impairment loss	358

Total operating expenses	1,887

Loss from operations	(60)

Interest income	2
Interest expense	(120)

Net loss before income taxes	(178)
Income tax expense	(5)

Net loss	$(183)

See accompanying notes to financial statements

FiberSat Global Services, LLC
Statement of Members' Equity
(In thousands)
(Unaudited)

	Class A	Class B	Class C	Total Members' Equity
Balance at January 1, 2004	$1,717	$(948)	$195	$964

Contributions	–	–	–	–
Allocation of Loss	(183)	–	–	(183)
Unpaid Priority Payments	–	–	30	30

Balance at September 30, 2004	$1,534	$(948)	$225	$811

See accompanying notes to financial statements

FiberSat Global Services, LLC
Statement of Cash Flows
(In thousands)
(Unaudited)

For the Nine Months Ended
September 30, 2004
Net loss	$(183)
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	548
Impairment loss	358
Change in assets - (increase) decrease:
Accounts receivable	77
Other receivables	256
Prepaid expenses	(3)
Change in liabilities - increase (decrease):
Accounts payable	(118)
Accrued expenses	(9)
Income taxes payable	(2)
Customer deposits	(12)
Deferred revenue	38
Due to contractor	(120)

Total adjustments	1,013

Net cash provided by operating activities	830

Cash flows from investing activities:
Return of equipment to lessor	176
Purchases of equipment & improvements	(11)

Net cash used by investing activities	165

Cash flows from financing activities:
Payments of cash advances	(41)
Payments of lease payables	(614)
Payments of notes payable	(167)
Members' equity contributions/GP accruals	30

Net cash provided by financing activities	(792)

Net increase in cash equivalents	203
Cash and cash equivalents at beginning of period	218

Cash and cash equivalents at end of period	$421

Supplemental cash flow information:
Interest paid	$72
Taxes paid	$7

See accompanying notes to financial statements

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands)

Note 1.  Organization and Nature of Operations

FiberSat Global Services, LLC (“FiberSat” or the “Company”), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

Note 2.  Summary of Significant Accounting Policies

Cash and Cash Equivalents

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of September 30, 2004, uninsured cash balances aggregated $370.

Major Customers

The Company’s customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and management’s analysis of the accounts receivable balances outstanding. As of September 30, 2004, three customers accounted for 49%, 11% and 11% of year-to-date revenues and four customers accounted for 50%, 42%, 4%, and 3% of accounts receivable.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

Useful Lives
Computer equipment	3 years
Technical equipment	5 to 15 years
Office furniture and equipment	5 years
Leasehold improvements	Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

During the period ended September 30, 2004, the Company decided to close its Sylmar, California teleport facility due to a reduction in the type of satellite transmission services provided from that location. The Company recorded an impairment loss for $358, reflecting the writedown of the Sylmar assets.

Revenue Recognition

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” (“SAB No. 104”). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

Deferred Revenues

The Company’s customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

Income Taxes

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company’s income or loss is required to be reported by the Company’s members on their applicable income tax returns.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company’s financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company’s financial position, cash flows or results of operations.

In November 2002, the EITF reached a consensus on EITF 00-21, “Revenue Arrangements with Multiple Deliverables,” related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company’s financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51.” FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity (VIE) if it has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company’s financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” which supercedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104‘s primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinds the “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, “Revenue Recognition.” The adoption of SAB No. 104 did not have any impact on the Company’s financial position, cash flows or results of operations.

Note 3.  Property and Equipment

Property and equipment consisted of the following as of September 30, 2004:

Technical equipment	$6,788
Computer equipment	376
Leasehold improvements	566
Office furniture and equipment	198

7,928

Less: Accumulated depreciation	(5,235)

Total property and equipment, net	$2,693

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

Depreciation expense for the nine months ended September 30, 2004 was $548.

Note 4.  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following as of September 30, 2004:

Accounts payable	$169
Accrued compensation and benefits	382
Taxes payable	6

Total accounts payable and accrued expenses	$557

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

Note 5.  Notes Payable

A summary of Notes Payable is as follows as of September 30, 2004:

10% note payable to member, due upon call	$91
10% note payable to member, due upon call	$51
10% note payable to member, due upon call	$29
Less: Current portion	$(171)

Notes payable, less current portion	$-0-

During the period ended September 30, 2004, FiberSat has not made any payments for principal or interest on the notes due upon call.

Note 6.  Other Liabilities

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

Note 7.  Income Taxes

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company’s income or loss is required to be reported by the Company’s members on their applicable income tax returns.

Note 8.  Members’ Equity

FiberSat’s Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder’s capital contribution amount is reduced to zero. This guaranteed payment is calculated at

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

the three month LIBOR rate plus 250 basis points (determined monthly. The Class Cmember has a liquidation preference subordinate to the Class A member. Class B members have no priority payments and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

Note 9.  Commitments

Leases

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of September 30, 2004 are summarized as follows:

	Capital Leases	Operating Leases
Year ending September 30,
2005	$642	$235
2006	196	235
2007	--	177
2008	--	121
2009	--	108
Thereafter	--	--

Total minimum lease payments	$838	$876

Less amount representing interest	44

Present value of net minimum lease payments, including current maturities of $601	$794

Total rent expense was $170 for the nine months ended September 30, 2004.

As of September 30, 2004 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment	$70
Machinery and equipment	2,895

$2,965
Less: Accumulated amortization	(1,590)

Net assets under capital lease	$1,375

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

Employment Agreements

FiberSat has an employment agreement with one executive which provides for compensation and certain other benefits. These agreements provides for a base salary as well as for completion bonus payments.

Other

During the period ended September 30, 2004, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At September 30, 2004 the Company had an outstanding balance of $150 payable to this contractor.

Note 10.  Employee Benefit Plan

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

Note 11.  Related Party Transactions

During the period ended September 30, 2004, the Company had certain transactions with Globecomm Systems, Inc, (“GSI”), a member of FiberSat. The Company had revenues of $584 related to services provided to GSI and its subsidiary and at September 30, 2004, the accounts receivable balance included $0 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at September 30, 2004 on this note was $0. The nominal interest on this note was 10% and the company made payments of $179 for principal and interest during the period ended September 30, 2004. GSI also leased, to the Company certain capital equipment, on which the Company had an outstanding balance of $175 at September 30, 2004. The Company made lease payments of $34 during the period ended September 30, 2004. The Company also had a liability totaling $151 related to an equipment lease with GSI, which was terminated during the period ended September 30, 2004.

GSI had made certain cash advances to Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $171 at September 30, 2004.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company made repayments of $37 against this advance during the period ended September 30, 2004.

The Company had outstanding trade accounts payable to GSI of $77 at September 30, 2004.

Note 12.  Segment Information

FiberSat has adopted the provision of SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.” SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company’s chief operating decision-maker evaluates performance, makes operating decisions and

FIBERSAT GLOBAL SERVICES, LLC
NOTES TO FINANCIAL STATEMENTS
(For the Nine Months Ended September 30, 2004, Unaudited)
(In thousands) — Continued

allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

As of September 30, 2004, all of the Company’s operations and assets were located in California.

Note 13.  Subsequent Events

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. (“AccessIT”). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.